                                                                       EXHIBIT 8

                              LIST OF SUBSIDIARIES

                                     COUNTRY OF          PROPORTION OF      PORTION OF VOTING
NAME                               INCORPORATION       OWNERSHIP INTEREST      POWER HELD
---------------------------   ----------------------   ------------------   -----------------
METALINK INC.                      United States                100%                100%
---------------------------   ----------------------   ------------------   -----------------
METALINK ASIA PACIFIC LTD.             Korea                    100%                100%
---------------------------   ----------------------   ------------------   -----------------
METALINK INTERNATIONAL LTD.   Republic of Seychelles            100%                100%
---------------------------   ----------------------   ------------------   -----------------
METALINK JAPAN K.K.                    Japan                    100%                100%
---------------------------   ----------------------   ------------------   -----------------